UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2018

APERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38441	82-3066826
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2445 Technology Forest Blvd

Building 4, 9th Floor

The Woodlands, Texas 77381

(Address of principal executive offices)

(281) 403-5772

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On April 19, 2018, Apergy Corporation (“Apergy” or the “Company”), a wholly owned subsidiary of Dover Corporation (“Dover”), entered into a purchase agreement (the “Purchase Agreement”) with J.P. Morgan Securities LLC on behalf of itself and as representative (the “Representative”) of the several initial purchasers named therein (collectively, the “Initial Purchasers”), pursuant to which Apergy has agreed to issue and sell $300.0 million in aggregate principal amount of its 6.375% Senior Notes due 2026 (the “Notes”) in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The offering of the Notes is expected to close on May 3, 2018, subject to the satisfaction of customary closing conditions.

Concurrently with the closing of the offering of the Notes, the gross proceeds (plus an amount related to interest that would accrue on the Notes to, but excluding, May 31, 2018) will be deposited into a segregated escrow account that will be pledged for the benefit of the holders of the Notes pursuant to an escrow agreement to be entered into between the Company, Wells Fargo Bank, National Association, as trustee and JPMorgan Chase Bank, N.A., as escrow agent. The escrowed funds will be released to the Company upon the satisfaction of certain conditions (the “release conditions”), including the consummation of the previously announced spin-off of the Company from Dover (the “Spin-off”). Following the release of the proceeds from escrow upon satisfaction of the release conditions, the Company intends to use the net proceeds from the offering of the Notes, together with borrowings under the new senior secured term loan facility that the Company expects to enter into in connection with the Spin-off (the “Term Loan Facility”), to fund a cash payment to Dover and to pay fees and expenses incurred in connection with the Spin-off. If the release conditions are not satisfied on or prior to May 31, 2018, the Company will be required to redeem the Notes at a special mandatory redemption price of 100% of the aggregate principal amount of the Notes, plus accrued and unpaid interest, if any, to, but not including, the date of such special mandatory redemption. The escrowed funds would be released and applied to pay for any such special mandatory redemption. On the effective date of the Spin-off, which the Company expects to occur on May 9, 2018, the Notes will be guaranteed, on a joint and several basis, by certain of the Company’s subsidiaries.

The Purchase Agreement contains customary representations, warranties, and agreements by the Company and the guarantors. In addition, the Company and the guarantors have agreed to indemnify the Initial Purchasers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Initial Purchasers may be required to make in respect of those liabilities. All representations, warranties, and agreements by the guarantors and any indemnification and contribution obligations of the guarantors will be effective upon execution by the guarantors of joinder agreements to the Purchase Agreement upon the effectiveness of the Spin-off. Furthermore, the Company has agreed with the Initial Purchasers not to offer or sell any debt securities issued or guaranteed by the Company or the guarantors for a period of 90 days after the date of the Purchase Agreement without the prior written consent of the Representative.

The Notes and the related guarantees were offered for sale to persons reasonably believed to be qualified institutional buyers in an offering exempt from registration pursuant to Rule 144A under the Securities Act, and to certain persons outside the United States in compliance with Regulation S under the Securities Act. The offer and sale of the Notes and related guarantees have not been registered under the Securities Act or applicable state securities laws, and consequently, the Notes and related guarantees may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Initial Purchasers and their affiliates have in the past engaged, currently engage in and may in the future engage in transactions with and perform services for the Company and Dover, including commercial banking, financial advisory and investment banking services, in the ordinary course of business for which they have received or will receive customary fees and expenses. An affiliate of the Representative will act as the administrative agent under the Term Loan Facility and the new senior secured revolving credit facility that the Company expects to enter into in connection with the Spin-off (together with the Term Loan Facility, the “Credit Facilities”) and certain of the Initial Purchasers and/or their respective affiliates will act as lender, arranger or agent thereunder and, as consideration therefor, have received or will receive customary fees and expenses in connection with the Credit Facilities. Wells Fargo Securities, LLC, one of the Initial Purchasers, is an

affiliate of the trustee under the indenture that will govern the Notes. In addition, an affiliate of the Representative acts as the administrative agent under Dover’s Five-Year Credit Agreement, dated as of November 10, 2015, and certain of the Initial Purchasers and/or their respective affiliates act as lenders thereunder and, as consideration therefor, have received or will receive customary fees and expenses in connection with Dover’s Five-Year Credit Agreement.

Item 8.01 Other Events.

On April 19, 2018, the Company issued a press release announcing the pricing of the offering of the Notes. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K (and the exhibits hereto) shall not constitute an offer to sell or the solicitation of an offer to buy the Notes or any other securities.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

This Current Report includes “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements related to the intended Spin-off, the Notes offering, the Credit Facilities and other non-historical statements. The Company refers you to the Information Statement that is an exhibit to the Company’s Registration Statement on Form 10, originally filed with the Securities and Exchange Commission on March 26, 2018, as amended and supplemented, for a discussion of risks and uncertainties that could cause its actual results to differ materially from its current expectations and from the forward-looking statements contained herein. The Company undertakes no obligation to update any forward-looking statement except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Purchase Agreement, dated April 19, 2018, by and among Apergy Corporation and J.P. Morgan Securities LLC, for itself and on behalf of the several initial purchasers named therein.

99.1	Apergy Corporation press release dated April 19, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APERGY CORPORATION

By:	/s/ Julia Wright
	Name:	Julia Wright
	Title:	Senior Vice President, General Counsel and Secretary

Date: April 25, 2018